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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            -------------------

                                 FORM 8-K/A

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------

                              Amendment No. 1

     Date of Report (Date of Earliest Event Reported):  JUNE 5, 1996
                                                        ---------------


                          Carlisle Plastics, Inc.
- ---------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

                                  Delaware
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               (State or Other Jurisdiction of Incorporation)

            1-10756                                    04-2891825
- ------------------------------               ------------------------------
   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)

  1314 N. Third Street, Suite 300, Phoenix,
                   Arizona                                  85004-1751
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   (Address of Principal Executive Offices)                 (Zip Code)

                               (602) 407-2100
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            (Registrant's Telephone Number, Including Area Code)

                               not applicable
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       (Former Name or Former Address, if Changed Since Last Report)
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     ITEM 5.  OTHER EVENTS
     ------   ------------
               Agreement and Plan of Merger.

               The following summary does not purport to be complete and is qualified in its entirety by reference to the exhibit filed herewith and the exhibits filed with the Current Report on Form 8-K dated May 14, 1996, which are incorporated herein by reference.

               On May 14, 1996, Carlisle Plastics, Inc., a Delaware corporation ("Carlisle"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Tyco International Ltd., a Massachusetts corporation ("Tyco"), and T2 Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Tyco ("Merger Sub"), under which Merger Sub will be merged with and into Carlisle, and Carlisle will become a direct wholly-owned subsidiary of Tyco (the "Merger"). Under the terms of the Merger Agreement, each share of Carlisle common stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares of common stock held in Carlisle's treasury or owned by Tyco, Merger Sub or any direct or indirect wholly-owned subsidiary of Carlisle or Tyco, which shares will be cancelled in the Merger without payment of any consideration therefor), will be converted into 0.172185 shares of Tyco common stock.

               Each option to purchase shares of Carlisle's Class A Common Stock (a "Stock Option"), whether vested or unvested, shall be assumed by Tyco and deemed to constitute a fully vested and exercisable option to acquire the number of shares of Tyco common stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (x) the aggregate exercise price for the Carlisle common stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of Tyco Common Stock deemed purchasable pursuant to such Stock Option.

               The parties intend for the Merger to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and, for the transaction to be accounted for as a purchase under generally accepted accounting standards. However, it is not a condition to the obligations of any party to the Merger Agreement to effect the Merger that the Merger so qualify.

               The Merger is subject to customary conditions, including the approval of the Merger by Carlisle's stockholders, expiration of applicable waiting periods under the Hart-Scott-


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     Rodino Antitrust Improvements Act and the effectiveness of a registration statement filed with the Securities and Exchange Commission for the Tyco common stock to be issued in the Merger.

               In connection with the Merger Agreement, (i) William H. Binnie ("Binnie"), (ii) the Grigoriou Family Limited Partnership and Christos I. Grigoriou (collectively, "Grigoriou") and
     (iii) Grant M. Wilson ("Wilson") entered into separate Stockholder Agreements with Tyco dated May 14, 1996 in which they agreed, so long as the Merger Agreement has not been terminated, to vote all of the shares of Carlisle common stock held by them in favor of the Merger and against any competing merger proposals, and to take and refrain from taking other specified actions. Each of Binnie and Wilson will exercise his fiduciary responsibility as a director of Carlisle to review any competing merger proposals. Such Stockholder Agreements will terminate and be of no further effect if the Merger Agreement is terminated in accordance with its terms. Binnie beneficially owns 28,282 shares of the Company's Class A Common Stock and 5,940,313 shares of the Company's Class B Common Stock, representing 60.6% of the vote of all classes of the Company's voting stock. Grigoriou beneficially owns 338,700 shares of the Company's Class A Common Stock and 1,707,448 shares of the Company's Class B Common Stock, representing 17.6% of the vote of all classes of the Company's voting stock. Wilson beneficially owns 291,354 shares of the Company's Class A Common Stock and 1,374,119 shares of the Company's Class B Common Stock, representing 14.2% of the vote of all classes of the Company's voting stock.

               A press release with respect to the Merger was issued by Carlisle on May 15, 1996.


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     Item 7.   Financial Statements, Pro Forma Financial
     ---------------------------------------------------
               Information and Exhibits.
               ------------------------

               (c)  Exhibits.

     Exhibit
     Number    Description

     99 Letter dated June 5, 1996 from Tyco to Carlisle, Binnie, Grigoriou and Wilson.

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                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CARLISLE PLASTICS, INC.


                              By  /s/ William H. Binnie
                                -------------------------------------------
                              Name:   William H. Binnie
                              Title:  Chairman of the Board



     August 5, 1996
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                                    EXHIBITS
                                    --------
     Exhibit
     Number    Description

     99 Letter dated June 5, 1996 from Tyco to Carlisle, Binnie, Grigoriou and Wilson.






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